UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2014 (January 1, 2014)

IASIS HEALTHCARE LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	333-117362	20-1150104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Seaboard Lane, Building E Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

(615) 844-2747

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective January 1, 2014, IASIS Investment LLC, the controlling stockholder of IASIS Healthcare Corporation (“IAS,” and the parent company and sole member of IASIS Healthcare LLC), appointed Thomas C. Geiser to IAS’s Board of Directors (the “Board”). IAS expanded the size of the Board from 10 to 11 members in connection with Mr. Geiser’s appointment.

Mr. Geiser, age 63, has served as a Senior Advisor to TPG Capital, IASIS Investment LLC’s controlling stockholder, since 2006. Previously, Mr. Geiser served as the Executive Vice President and General Counsel of WellPoint Health Networks Inc. (“WellPoint”) from its inception in 1993 to 2005. Mr. Geiser was responsible for WellPoint’s legal, legislative and regulatory affairs in all fifty states and served as its principal contact with state and federal regulators. Prior to joining WellPoint, Mr. Geiser worked as an attorney in private law practice, coming to WellPoint from Brobeck, Phleger & Harrison LLP in San Francisco. He currently serves on the board of directors for Surgical Care Affiliates, Inc., Novasom, Inc. and the Library Foundation of Los Angeles, and previously served on the board of directors of Origin, Inc., d/b/a Shiftwise, and Saint John’s Health Center. Mr. Geiser earned his J.D. from the University of California, Hastings College of the Law and earned his undergraduate degree in English from the University of Redlands. Mr. Geiser has extensive expertise and experience providing leadership in legal, legislative, regulatory and compliance affairs to both public and private companies in the healthcare industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC

Date: January 7, 2014	By:	/s/ John M. Doyle
John M. Doyle Chief Financial Officer